Exhibit 99.2

Xometry Appoints James Miln as New Chief Financial Officer

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Brings Proven Track Record Of Extensive Operational Excellence
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Will Help Drive Xometry’s Continued Growth And Profitability
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Succeeds Retiring CFO Jim Rallo, Who Will Stay On For A 60-Day Transition Period

NORTH BETHESDA, Md., February 29, 2024 – Xometry, Inc. (NASDAQ:XMTR), the global AI-powered marketplace connecting enterprise buyers with suppliers of manufacturing services, today announced the appointment of James Miln as the company’s new Chief Financial Officer effective March 1, 2024.

A veteran of big-name tech and consumer brands, Miln brings considerable financial planning, operational and investor relations expertise to Xometry. He joins from Yelp (NYSE: YELP), where, as Senior Vice President of Finance and Investor Relations, he helped steer the company through a period of strong, product-driven growth, including the introduction of new AI-powered search experiences. Miln succeeds retiring CFO Jim Rallo, who will remain as an advisor with Xometry through April. Rallo will work closely with Miln and the rest of the leadership team to ensure a smooth transition.

“James’ significant experience across marketplaces, search and advertising will help us capitalize on our leadership position in digitizing manufacturing,” said Randy Altschuler, Chief Executive Officer of Xometry. “He brings extensive operational excellence to Xometry and will help us drive to our long-term operating margin targets.”

“With its leading marketplace, Thomasnet industrial sourcing platform and suite of cloud-based services, Xometry stands out for its comprehensive approach to driving the rapid digital transformation of manufacturing,” Miln said. “I look forward to working closely with Randy and the rest of the Xometry team to further build on the company’s momentum and help Xometry realize additional operating leverage and efficiency as it continues its rapid growth.”

Throughout his career, Miln has served as a trusted business partner to leaders at all levels of an organization, using data to inform decision-making to drive growth and operational efficiencies. While at Yelp, Miln led financial planning and analysis and investor relations, as the company invested in new products and ultimately reached new revenue records. Miln previously held key roles at eBay, Yahoo! and Unilever and has also led global teams in Europe for Yahoo! and Unilever.

Miln is a Chartered Management Accountant (ACMA, CGMA). He holds the Investor Relations Charter (IRC) and earned a B.A. in Classics from Cambridge University, England.

Jim Rallo, who has served as Xometry’s CFO since April 2020, led its public offering on the NASDAQ stock exchange. “All of us at Xometry thank Jim Rallo for his efforts to help scale our marketplace, expand globally and lead the transition to a public company, and we wish him the best in his retirement,” Altschuler said.

Xometry’s two-sided marketplace plays a vital role in the rapid digital transformation of the manufacturing industry. Xometry’s proprietary technology shortens development cycles, drives efficiencies within corporate environments and helps companies create resilient supply chains. Xometry’s product portfolio includes: its industry leading digital marketplace; popular Thomasnet® industrial sourcing platform, and cloud-based tools, including Xometry Teamspace, centralized project management software for large, mission-critical projects.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the $2 trillion manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Investor Contact:

Shawn Milne

VP, Investor Relations

240-335-8132

Shawn.Milne@xometry.com

Media Contact:

Matthew Hutchison

VP, Global Corporate Communications

Matthew.Hutchison@xometry.com

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